POWER OF ATTORNEY

Know all men by these presents, that we, the undersigned directors of Cerner Corporation hereby severally constitute Neal L. Patterson and Marc G. Naughton, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement filed herewith and any and all amendments to said registration statement, and generally to do all such things in our names and in our capacities as directors to enable Cerner Corporation to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signature as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

        Signature                 Title                   Date
        ---------                 -----                   ----


/s/ Neal L. Patterson       Chairman of the Board,      June 19, 2000
-------------------------   Chief Executive Officer
Neal L. Patterson           (Principal Executive Officer)

/s Clifford W. Illig        Vice Chairman and           June 19, 2000
-------------------------   Director
Clifford W. Illig

/s/ Gerald E. Bisbee, Jr.   Director                    June 19, 2000
-------------------------
Gerald E. Bisbee, Jr.

/s/ Michael E. Herman       Director                    June 19, 2000
-------------------------
Michael E. Herman

/s/ Jeff Goldsmith          Director                    June 19, 2000
-------------------------
Jeff Goldsmith

/s/ John C. Danforth        Director                    June 19, 2000
-------------------------
John C. Danforth